Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 11, 2007 relating to the financial statements of MercadoLibre, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

Buenos Aires, Argentina

January 25, 2008

Price Waterhouse & Co S.R.L.

By: /s/ Rubén O. Vega (Partner)

            Rubén O. Vega